ROYALTY AGREEMENT

      This Royalty Agreement (the "Agreement") is made as of March 15, 2005, by and among SPARKS EXHIBITS & ENVIRONMENTS CORP., a Pennsylvania corporation located at 2828 Charter Road, Philadelphia, PA 19154 ("Sparks"), ARGOSY INVESTMENT PARTNERS II, L.P., a Pennsylvania limited partnership located at 950 West Valley Road, Suite 2902, Wayne, PA 19087 ("Argosy"), and ALLIANCE MEZZANINE INVESTORS, L.P., a New Jersey limited partnership located at 96 Pompton Avenue, Verona, NJ 07044 ("Alliance"). Argosy and Alliance are collectively referred to herein as the "Creditors".

      The parties to this Agreement are also parties to an Agreement dated the date hereof (the "Sale Agreement") pursuant to which Argosy and Alliance sold certain securities and the agreements and documents ancillary thereto to Sparks.
Section 2 of the Sale Agreement provides that as part of the consideration for the sale under the Agreement, the Company will execute and deliver this Royalty Agreement to the Creditors.

      NOW, THEREFORE, in consideration of the matters recited above and the mutual covenants contained herein, and intending to be legally bound, the parties hereby agree as follows:

      1. Royalty.

      (a) Sparks will pay the Creditors a royalty of 1% of Company Sales (as defined below) during the period beginning on April 1, 2005 and ending on March 31, 2009.

      (b) "Company Sales" shall be defined as all sales originating from the customers of Showtime Enterprises, Inc. and Showtime Enterprises West, Inc. listed on Schedule A (the "Customers") and account executives listed on Schedule B (the "Account Executives"), including without limitation, new customers generated by the Account Executives or customers of Sparks transferred to or covered by the Account Executives. Company Sales shall be determined in accordance with generally accepted accounting principles and shall not include sales, use or value added taxes.

      (c) Sparks shall make payments of each Creditor's Pro Rata Share (as defined below) of royalties due under this Agreement on the following dates:

            (i) on or before June 30, 2006, the royalties due for the twelve month period ending March 31, 2006;

            (ii) on or before June 30, 2007, the royalties due for the twelve month period ending March 31, 2007;

            (iii) on or before June 30, 2008, the royalties due for the twelve month period ending March 31, 2008; and

            (iv) on or before June 30, 2009, the royalties due for the twelve month period ending March 31, 2008.

Each payment shall be made to the Creditors by check or pursuant to the wire instructions set forth in Section 4 hereof. On or before the date each such payment is due, Sparks shall provide each of the Creditors with a detailed accounting of the Company Sales for the period just ended.

      (d) "Pro Rata Share" shall be defined as 64.286% for Argosy and 35.714% for Alliance.

      (e) Sparks covenants and agrees to maintain complete and accurate records of the accounting information related to the Company Sales. For the sole purpose of verifying compliance with the terms of this Agreement, each Creditor will have the right upon reasonable notice and upon reason to inspect and audit all relevant account and sales books and records of Sparks. In no event will the Creditors collectively conduct more than one such audit per year. If such audit should disclose an under-reporting of any royalties due Creditors, then Sparks will promptly pay Creditors such amount. If the under-reporting exceeds 5% of royalties actually due, shall be accompanied by interest thereon at the lower of the rate of 9% per annum or the maximum rate allowed by applicable law for the period from the date the amounts should have been paid to the date they are paid, plus the cost of the audit. If such audit should disclose an overpayment of royalties, each Creditor will promptly refund its Pro Rata Share of the amount of overpayment.

      2. Warranty and Covenant. Sparks represents and warrants to the Creditors that it is not under any obligation to any third party that would prevent, limit or interfere with this Agreement to pay royalties to the Creditors, and covenants that it shall not incur any such obligation.

      3. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder: (a) default in any payment by Sparks hereunder which continues for five (5) business days after receipt of written notice of such default; or (b) breach by Sparks of any covenant or agreement herein and expiration of any applicable notice and cure period (but in no event less than five (5) business days after receipt of written notice of such default).

      4.    Miscellaneous.

      (a) Notices. All notices, requests, demands, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (i) delivered personally, (ii) mailed by first class certified mail, return receipt requested, postage prepaid, or (iii) sent by a nationally recognized overnight courier service, postage or delivery charges prepaid, to the parties at their respective addresses set forth on the first page of this Agreement or to such other addresses of which the parties may give notice in accordance with this Section 4(a).

      (b) Wire Transfer Instructions.

                  For Argosy:

                  Bank Name:                National Penn Bank
                                            Philadelphia & Reading Avenues
                                            Boyertown, PA
                  ABA:                      031 308 784
                  Account #:                959-3152
                  Account Name:             Argosy Investment Partners II, L.P.


                  For Alliance:

                  Bank Name:                Commerce Bank
                                            63 West Allendale Avenue
                                            Allendale, NJ 07401
                  ABA:                      021200957
                  Account #:                037-09577-3
                  Acct Name:                Alliance Mezzanine Investors, LP


      (c) Entire Understanding; Modification. This Agreement sets forth the understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties.

      (d) Parties in Interest. This Agreement shall inure to the benefit of, bind and be enforceable by Sparks and the Creditors. This Agreement shall not be assignable or delegable by any party without the prior written consent of the other party, provided Sparks may assign its rights and duties hereunder without the Creditors' consent to a successor in the event of a sale, merger, consolidation or similar transaction of Sparks or its parent entities.

      (e) Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

      (f) Counterparts. This Agreement may be fully executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

      (g) Section Headings; References. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

      (h) Waivers. Neither the failure nor delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall the single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

      (i) Controlling Law. This agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely therein without giving effect to principles of conflicts of laws.

      (j) EXCLUSIVE JURISDICTION. IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES HERETO, THE PARTIES IRREVOCABLY CONSENT AND AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN PENNSYLVANIA; AND SERVICE OF PROCESS BY HAND DELIVERY OR BY CERTIFIED MAIL, TO THE ADDRESSES SET FORTH ABOVE FOR EACH PARTY.

      (k) Survival. The provisions of this Agreement shall survive and continue in full force in accordance with their terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.


                                Sparks Exhibits & Environments Corp.


                                By:
                                   --------------------------------------------
                                   Argosy Investment Partners II, L.P.

                                   By: Argosy Associates II, L.P., its
                                       general partner

                                       By: Argosy Associates II, Inc., its
                                           general partner


                                       By:
                                           ------------------------------------
                                           Name:  Kirk Griswold
                                           Title: Vice President


                                Alliance Mezzanine Investors, L.P.

                                By: AMI Advisors, LLC, its general partner


                                   By:
                                       ----------------------------------------
                                       Name:  Kevin J. Bodnar
                                       Title: Director